UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

MERILUS, INC.

(Name of Registrant as Specified In its Charter)

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(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of Securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

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(4)  Date Filed:

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

MERILUS, INC.

P.O. Box 58052

Salt Lake City, Utah 84158

801-904-3855

INFORMATION STATEMENT

This Information Statement (this “Information Statement”) is being furnished to all holders of shares of common stock, par value $0.001 per share, of record at the close of business on May __, 2015 (collectively, the “Shareholders”) of Merilus, Inc., a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company. This Information Statement is first being provided to the Shareholders on or about May __, 2015.

The corporate actions involve two (2) proposals (the “Proposals”) providing for the following:

1)

To approve the adoption of amended and restated certificate of incorporation to reflect the direction of the Company, including changing the name of the Company to Zendex Holdings, Inc. and increasing the authorized shares of preferred stock, par value $0.001 per share, to 5,000,000 shares.

2)

To approve the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) new share for every ten (10) existing shares of common stock outstanding.  Fractional shares will be rounded up.  No shareholder who currently has 100 or more shares will be reduced below 100 shares.

THE BOARD OF DIRECTORS HAS APPROVED, AND HOLDERS OF NOT LESS THAN A MAJORITY OF THE 18,686,692 SHARES OF COMMON STOCK OF RECORD AT THE CLOSE OF BUSINESS ON MAY __, 2015 (THE “RECORD DATE”) HAVE CONSENTED IN WRITING TO THE PROPOSALS, INCLUDING PRINCIPAL SHAREHOLDERS WHO HOLD SHARES WITH VOTES WHICH REPRESENT IN EXCESS OF FIFTY PERCENT (50%) OF THE COMPANY’S TOTAL VOTING INTEREST ENTITLED TO VOTE ON THE PROPOSALS. THESE ACTIONS ARE EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, OR AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/

____________________________________

Josh Turner, President

Salt Lake City, Utah

April __, 2015

TABLE OF CONTENTS

-i-

___________________

INFORMATION STATEMENT

___________________

This Information Statement (this “Information Statement”) contains information related to certain corporate actions of Merilus, Inc., a Nevada corporation (the “Company”), and is expected to be mailed on or about May __, 2015 to all holders of the voting capital stock of the Company, which includes all holders of common stock, par value $0.001 per share (“Common Stock”), of record at the close of business on May __, 2015 (collectively, the “Shareholders”).

ABOUT THE INFORMATION STATEMENT

What Is the Purpose of the Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Shareholders, as of the close of business on May __, 2015, (the “Record Date”), of the corporate actions expected to be taken pursuant to the written consent of principal shareholders.  Specifically, holders of our voting stock entitled to cast 81.4% of the votes on all matters submitted to the shareholders for approval have consented in writing to the corporate actions outlined in this Information Statement, which actions are expected to take place on or before May __, 2015, consisting of:

1)

The adoption of amended and restated certificate of incorporation to reflect the direction of the Company, including changing the name of the Company to Zendex Holdings, Inc. and increasing the authorized shares of preferred stock, par value $0.001 per share, to 5,000,000 shares.

2)

The adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) new share for every ten (10) existing shares of common stock outstanding.  Fractional shares will be rounded up. No shareholder who currently has 100 or more shares will be reduced below 100 shares.

Accordingly, all actions described in the Proposals are expected to be taken on or about May __, 2015.

Who Is Entitled to Notice?

All holders of shares of Common Stock of record on the close of business on the Record Date will be entitled to notice of the action to be taken pursuant to the written consent of certain principal shareholders. Specifically, shareholders have consented in writing to the Proposals. Under Nevada corporate law and the Company’s governing documents, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the shareholders. Because shareholders entitled to cast a number of shares equal to 81.4% of the total voting stock of the Company have indicated they will vote in favor of the Proposals, no action by the other shareholders in connection with the Proposals set forth herein is required.

What Corporate Matters Have Principal Shareholders Voted on and How Did they Vote?

Shareholders that hold 81.4% of the total voting capital stock of the Company hold a majority of the total voting capital stock required to vote on each matter. Such principal shareholders have consented in writing to the following Proposals:

•

For the adoption of amended and restated certificate of incorporation to reflect the direction of the Company, including changing the name of the Company to Zendex Holdings, Inc. and increasing the authorized shares of preferred stock, par value $0.001 per share, to 5,000,000 shares;  (See page 7 herein); and

•

For the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) new share for every ten (10) existing shares of common stock outstanding.  There will be no change to the authorized shares of common stock of the Company and any fractional shares will be rounded up.  Shareholders who currently hold in excess of 100 shares will not be reduced below 100 shares. (see page 8 herein).

What Was the Recommendations of the Board Of Directors?

The Board of Directors unanimously recommended that shareholders vote as follows:

•

For the adoption of amended and restated certificate of incorporation to reflect the direction of the Company, including changing the name of the Company to Zendex Holdings, Inc. and increasing the authorized shares of preferred stock, par value $0.001 per share, to 5,000,000 shares.  (See page ___ herein); and

•

For the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) new share for every ten (10) existing shares of common stock outstanding.  There will be no change to the authorized shares of common stock of the Company and any fractional shares will be rounded up.  Shareholders who currently hold in excess of 100 shares will not be reduced below 100 shares. (see page ___ herein).

What Vote Was Required to Approve the Proposals?

Each share of Common Stock is entitled to one (1) vote.  As of the Record Date, we had 18,686,692 shares of Common Stock issued and outstanding. Therefore, a majority of the 18,686,692 total voting shares of common stock of the Company in favor of the action is required to pass the shareholder resolution for this action.

Amended and Restated Certificate of Incorporation.  For the Proposal to adopt amended and restated certificate of incorporation, including the name change and increase in preferred shares, a vote of a majority of the voting capital stock was required for approval of the Proposal.  As a result, the written consent to approve this Proposal by principal shareholders (which vote is equal to 81.4% of the total voting capital stock of the Company), was sufficient to approve the Proposal.

Reverse Stock Split. For the Proposal to adopt a reverse stock split of the issued and outstanding shares, a vote of a majority of the voting capital stock was required for approval of the Proposal. As a result, the written consent to approve this Proposal by certain principal shareholders (which vote is equal to 81.4% of the total voting capital stock of the Company), was sufficient to approve the Proposal.

What will the outstanding stock structure be following the approval of the Proposals?

Once the reverse split and the amended certificate of incorporation is completed, the Company will have the following capital structure:

	Prior to Corporate Action			After Effectiveness of Corporate Action
	Authorized	Issued	Available to Issue	Authorized	Issued	Available to Issue
Common Stock	100,000,000	18,686,692	81,313,308	100,000,000	1,868,663	98,131,337
Preferred Stock	1	1	0	5,000,000	1	4,999,999

Does the Board of Directors have plans to issue the additional shares of Common Stock or Preferred Stock that will be available after the effective date of the corporate action?

No.  The board of directors does not have any plans to issue the additional shares of common stock or preferred stock that will be available following the corporate actions.  Currently, we can issue an additional 81,313,308 shares of common stock and following the corporate action we will be able to issue an additional 98,131,337 shares of common stock and 4,999,999 shares of preferred stock.  Although there are no plans to issue additional shares, our board of directors will have the authority, without shareholder approval to issue the additional shares.  The issuance of additional shares would be dilutive to current shareholders.

Will Shareholders Receive Dissenters’ Rights?

Under Nevada law, Shareholders will not have appraisal or dissenter’s rights.

INFORMATION ON THE CONSENTING SHAREHOLDER

Shareholders who hold shares of Common Stock have consented in writing to the Proposals.  The number of shares of Common Stock within their voting control as of the Record Date is listed below. The following principal shareholders hold 81.41% of the shares of voting capital stock and accordingly, have sufficient shares to approve the Proposals:

Name and Address	Number of Common Shares Entitled to Vote	Percentage of Total Voting Capital Stock(1)

Josh Turner 4764 South 900 East Salt Lake City, UT	15,000,000	80.3%
Alex Demitriev P.O. Box 58052 Salt Lake City, Utah 84158	213,000	1.1%
Total	15,213,000	81.4%

——————

(1)

 Applicable percentage of total voting stock is based on 18,686,692 shares of Common Stock issued and outstanding on May __, 2015.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information as of May __, 2015, with respect to the beneficial ownership of the Company’s Common Stock by each director of the Company and each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of Common Stock.  At May __, 2015, there were 18,686,692 shares of common stock outstanding.  For purposes of this table, information as to the beneficial ownership of shares of common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Except as otherwise indicated, all shares of our common stock are beneficially owned, and sole investment and voting power is held, by the person named. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock, which such person has the right to acquire within 60 days after the date hereof. The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Common	Josh Turner	15,000,000	80.27%
	4764 South 900 East
	Salt Lake City, UT
Common	Michelle Turpin	1,436,780	7.69%
	4764 South 900 East
	Salt Lake City, UT

Title of Class	Name of Officer, Director and Nominee	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Common	Alex Demitriev	213,000	1.1%
Common	Josh Turner	See Above
Common	All Officers and Directors as a group	15,213,000	81.4%

_________________

(1) Ms. Turpin owns 1,100,000 directly and through her management and ownership of Micvic, LLC is beneficially deemed to own the 336,780 shares held by Micvic, LLC.  The owners of Micvic, LLC are Michelle Turpin and Judy Wiles, the mother of Ms. Turpin.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company include any additional proposals in this Information Statement.

DESCRIPTION OF CAPITAL STOCK

General

The current authorized capital stock of our Company consists of one hundred million (100,000,000) shares of common stock, par value $0.001 per share and one (1) share of preferred stock, par value $1.00 per share. The following description is a summary of the capital stock of our Company and contains the material terms of our capital stock. Additional information can be found in our Certificate of Incorporation (as amended) and our By-laws.

Common Stock

The Company is authorized to issue one hundred million (100,000,000) shares of Common Stock, par value $0.001 per share.

All shares have equal voting rights and are not assessable. Voting rights are not cumulative, and, therefore, the holders of more than fifty percent (50%) of our Common Stock could, if they chose to do so, elect all the Directors.

Upon liquidation, dissolution or winding up of the Company, our assets, after the payment of liabilities and any liquidation preferences on outstanding preferred stock, will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares. The shares of common stock presently outstanding are fully paid and nonassessable.

Holders of common stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor. We have not paid any cash dividends on our common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

As of May __, 2015, there are 18,686,692shares of common stock issued and outstanding.

Preferred Stock

Shares of Preferred Stock may be issued in one or more series or classes, with each series or class having the rights and privileges respecting voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series as determined by the board of directors at the time of issuance.  There are several possible uses for shares of Preferred Stock, including expediting financing and minimizing the impact of a hostile takeover attempt.   The Company currently has one share of Preferred Stock outstanding.

Dividends

The Company has not declared or paid cash dividends on the common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, on the Company’s operations.

Authorized but Unissued Stock. Authorized but unissued shares of common stock would be available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including, but not limited to, future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desire of the Board of Directors. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management, which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company’s management.

Transfer Agent and Registrar

Interwest Transfer Co., Inc. is the transfer agent and registrar of our common stock. Its address is 1981 Murray Holladay Rd., Suite 100, PO Box 17136, Salt Lake City, Utah 84117, and its telephone number is (801) 272-9294.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or Director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or Director of the Company.

No Director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

PROPOSAL 1

AMENDMENT TO THE CERTIFICATE OF INCOPORATION

We currently have authorized one hundred million (100,000,000) shares of common stock, par value $0.001 per share and one (1) share of preferred stock, par value $1 per share. Pursuant to the Amendment, we will continue to have one hundred million (100,000,000) shares of common stock, par value $0.001 per share and authorize five million (5,000,000) shares of preferred stock, par value $0.001 per share.  We will also change the name of the Company to Zendex Holdings, Inc.

Purpose and Effect of Amendment

Increase in Shares

As a result of the amendment to the certificate of incorporation, we will have one hundred million (100,000,000) shares of common stock and five million (5,000,000) shares of preferred stock authorized in the event the Board of Directors determines that it is necessary or appropriate to issue additional shares of common stock or preferred stock for, among other items, raising additional capital through the sale of equity securities, acquiring another company or its assets, establishing strategic relationships with corporate partners and providing equity incentives to employees and officers or for other valid corporate purposes. Our Board of Directors believe the authorization of additional shares of preferred stock available for issuance or reservation will provide us with the flexibility to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting.

The authorization of additional shares of preferred stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue the shares of preferred stock without requiring future stockholder approval of such issuances, except as may be required by our certificate of incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. In addition, the issuance of additional shares of common and preferred stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock and any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common and preferred stock.

While the Amendment may result in additional shares preferred stock being issued, the Board of Directors believes that the financial flexibility offered by the proposed amendment outweighs any disadvantages. To the extent that the Amendment may have anti-takeover effects, it may encourage persons seeking to acquire the Company to negotiate directly with our Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the stockholders’ interest. The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the authorization of preferred stock is not prompted by any specific effort or takeover threat currently perceived by management.

At this time, the Company does not have specific plans to issue any additional shares of common or preferred stock.  Although the Company has no current plans to issue the shares of common and preferred stock, the Board of Directors will have the right to issue the shares preferred stock without shareholder approval and is seeking to add the additional shares of preferred stock to provide flexibility in potential future financing or acquisitions.

The board of directors will have the ability to set the rights, privileges and preference of the preferred stock which rights may be superior to the outstanding common stock.  For example the board of directors could give the shares of preferred stock liquidating preferences, set dividend rates or superior voting power.  The board of directors will have the ability to set these rights, privileges and preference without shareholder input or approval.

Name Change

As part of the amendment, we will also change the name of the Company to Zendex Holdings, Inc. in an effort to better reflect the new direction of the Company whose principal subsidiary is Zendex, Inc.  The board of directors believes the name change will be beneficial in helping to set a new tone for the Company’s operations.  The other changes to the articles will be to remove provisions no longer applicable based on current operations and to place in one document the other provisions of the various amendments to the certificate of incorporation.

Manner of Effecting Amendment

The Amendment and Restatement to the Certificate of Incorporation will be affected by the filing of the Amendment with the Secretary of State of the State of Nevada. The Amendment will become effective on or about May __, 2015, which is about 20 days after this Information Statement will be first mailed to our stockholders.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval of the amendment to increase our authorized shares of common stock.

No Voting of Shareholders Required

We are not soliciting any votes with regard to the proposal to amend the certificate of incorporation. The principal shareholders that consented in writing to this Proposal hold 81.4% of the total issued and outstanding shares of voting stock, and accordingly, these principal shareholders have sufficient shares to approve the Proposal.

PROPOSAL 2

RECAPITALIZATION OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK THROUGH A REVERSE SPLIT

The Board of Directors has recommended the outstanding shares of common stock be reversed or consolidated on a one (1) new share of common stock for every ten (10) existing shares of common stock outstanding.   Accordingly, following the effectiveness of the reverse split, shareholders will have one (1) share of common stock for every ten (10) shares currently held.  The shares will be reduced proportionately so the percentage of ownership will not change.  All fractional shares will be rounded to up to the nearest whole share.  All shareholders who currently own more than 100 shares will not be reduced below 100 shares.

Purpose

The board of directors believes a reverse stock split is appropriate based on the low trading price for shares of our common stock and the potential need to be able to attract investors that may not want to invest in a company with such a low trading price.  Currently, our stock trades sporadically and at less than $0.10 per share.  With little market for our shares and the large number of shares outstanding, the board of directors believed a consolidation was appropriate in an effort to better reflect the current state of operations and stock price.

Effect

After the effective day of the proposed reverse stock split, each stockholder will own a reduced number of shares of common stock.  Further any outstanding options, warrants and rights as of the effective date that are subject to adjustment will be decreased accordingly.   Currently, we have no options, warrants or rights to receive shares of common stock outstanding.

The reverse stock split will affect all common stockholders uniformly and will not affect any shareholders’ percentage interest in the Company (except for shareholders receiving one whole share for a fractional share interest).  The authorized but unissued shares of stock shall remain unchanged and not be effected by the stock split. No shareholder who currently owns more than 100 shares will be reduced below 100 shares.

The Company cannot predict the effect of any reverse stock split upon the market price over an extended period and, in many cases the market value of a company’s common stock following a reverse split declines.  We cannot assure you that the trading price of our common stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split.  Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock.  The trading price of our common stock may change due to a variety of other factors, most likely due to our lack of profitability.

Exchange of Stock Certificates

In order to effectuate the reverse split, each shareholder will be entitled to submit his or her old stock certificate (any certificate issued prior to the effective date of the recapitalization), to the Company’s transfer agent, Interwest Transfer Co., Inc., 1981 Murray Holladay Rd., Suite101, P.O. Box 17136, Salt Lake City, Utah 84117, and be issued in exchange therefor, one new certificate in the new name of the Company representing the consolidated common stock on a one (1) for ten (10) basis, rounded up to the nearest whole share.  No shareholder who currently owns more than 100 shares will be reduced below 100 shares.  The reverse split will be recorded at the transfer agent.  No action is required by the shareholders.  In the event that you would like a new share certificate reflecting the new number of post-split shares  you can request one at the transfer agent by sending in your certificate along with a check in the amount of $40 per certificate to be issued,  payable to Interwest Transfer Co., Inc.  To eliminate confusion regarding the consolidated common stock, the board of directors urges the shareholders to surrender their certificates for exchange; however, shareholders are not required to do so and for those shares held in street name no shareholder action is required to effect the reverse split.  For shares held in street name, the shares will be automatically adjusted in the shareholder’s brokerage account.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval of the reverse stock split reducing the issued and outstanding shares.

No Voting of Shareholders Required

We are not soliciting any votes with regard to the proposal to reverse split the issued and outstanding stock of the Company. Principal stockholders consented in writing to this Proposal and they hold 81.4% of the total issued and outstanding shares of voting stock and accordingly, these principal stockholders have sufficient shares to approve the Proposal.

ADDITIONAL INFORMATION INCLUDED WITH THIS INFORMATION STATEMENT

Additional information concerning Merilus, Inc., including its annual and quarterly reports, which has been filed with the SEC, may be accessed through the SEC’s EDGAR archives at www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement and annual and quarterly report by sending a written request to the Company at P.O. Box 58052, Salt Lake City, Utah 84158; or by calling the Company at (801) 904-3855 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

By Order of the Board of Directors

Name: Josh Turner
Title: President

                                                                                                                                    Salt Lake City, Utah

Exhibit A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

ZENDEX HOLDINGS, INC.

Pursuant to the provisions of Section 78.385, et. seq. and 78.403, of the Nevada Revised Statutes, Merilus, Inc., a Nevada corporation, hereinafter referred to as the “Corporation,” hereby adopts the following Amended and Restated Articles of Incorporation.

FIRST:

The articles of incorporation of the Corporation are hereby amended and restated as follows:

ARTICLE I

NAME

The name of the Corporation shall be:  Zendex Holdings, Inc.

ARTICLE II

PERIOD OF DURATION

The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

ARTICLE III

PURPOSES

The Corporation is organized for the purpose of conducting any lawful business for which a corporation may be organized under the laws of the State of Nevada.

ARTICLE IV

AUTHORIZED SHARES

The Corporation is authorized to issue a total of 110,000,000 shares, consisting of 10,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to as "Preferred Stock") and 100,000,000 shares of common stock having a par value $0.001 per share (hereinafter referred to as "Common Stock"). Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors.  The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(a)

designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

(b)

create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(c)

alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

(d)

increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The board of directors, under the powers provide in Nevada Revised Statutes section 78.2055, shall have the power to reverse split or consolidated the issued and outstanding shares of the Corporation without shareholder approval.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors.  All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock.  Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

ARTICLE V

NON-ACCESSIBILITY FOR DEBTS OF CORPORATION

After the amount of the subscription price, the purchase price, or the par value of the stock of any class or series is paid into the Corporation, owners or holders of shares of any stock in the Corporation may never be assessed to pay the debts of the Corporation.

ARTICLE VI

NO CUMULATIVE VOTING

Except as may otherwise be required by law, these articles of incorporation, or the provisions of the resolution or resolutions as may be adopted by the board of directors pursuant to Article IV of these articles of incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required to be taken, the holders of Common Stock shall have one vote per share of Common Stock held.  Cumulative Voting on the election of directors or on any other matter submitted to the stockholders shall not be permitted.

ARTICLE VII

NO PREEMPTIVE RIGHTS

No holder of any of the shares of any class or series of stock or of options, warrants, or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series of any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures, or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any rights to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock, or securities convertible into or exchangeable for stock carrying any right to purchase stock may be issued and disposed of pursuant to an appropriate resolution of the board of directors to such persons, firms, corporations, or associations and on such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

ARTICLE VIII

TRANSACTIONS WITH OFFICERS AND DIRECTORS

No contract or other transaction between the Corporation and one or more or its directors or officers, or between the Corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, is void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for that purpose, if the circumstances specified in any of the following paragraphs exist:

(a)

The fact of the common directorship, office or financial interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors;

(b)

The fact of the common directorship, office or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power.  The votes of the common or interested directors or officers must be counted in any such vote of stockholders; or

(c)

The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

ARTICLE IX

INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

(a)

The Corporation shall indemnify each director and officer of the Corporation and their respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which he may be made a party by reason of the fact that he is or was a director or officer of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended.  The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

(b)

The Corporation may indemnify each director, officer, employee, or agent of the Corporation and their respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which such person may be made a party by reason of such person being, or having been, a director, officer, employee, or agent of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended.

ARTICLE X

LIMITATION ON DIRECTORS LIABILITY

To the full extent permitted by the Nevada Revised Statutes, directors and officers of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of their fiduciary duty as a director or officer, except for damages resulting from (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; (b) the payment of distribution in violation of section 78.300 of the Nevada Revised Statutes, as it may be amended from time to time, or any successor statute thereto.

ARTICLE XI

NO LIMITATIONS ON VOTING RIGHTS

To the extent permissible under the applicable law of any jurisdiction to which the Corporation may become subject by reason of the conduct of business, the ownership of assets, the residence of shareholders, the location of offices or facilities, or any other item, the Corporation elects not to be governed by the provisions of any statute that (i) limits, restricts, modifies, suspends, terminates, or otherwise effects the rights of any shareholder to cast one vote for each share of Common Stock registered in the name of such shareholder on the books of the Corporation, without regard to whether such shares were acquired directly from the Corporation or from any other person and without regard to whether such shareholder has the power to exercise or direct the exercise of voting power over any specific fraction of the shares of Common Stock of the Corporation issued and outstanding or (ii) grants to any shareholder the right to have his or her stock redeemed or purchased by the Corporation or any other shareholder of the Corporation.  Without limiting the generality of the foregoing, the Corporation expressly elects not to be governed by or be subject to the provisions of sections 78.378 through 78.3793 of the Nevada Revised Statutes or any similar or successor statutes adopted by any state which may be deemed to apply to the Corporation from time to time.

ARTICLE XII

AMENDMENTS

The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada; and all rights conferred herein on stockholders are granted subject to this reservation.

ARTICLE XIII

ADOPTION AND AMENDMENT OF BYLAWS

The initial bylaws of the Corporation shall be adopted by the board of directors.  The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors.  The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with these articles of incorporation and the laws of the state of Nevada now or hereafter existing.

ARTICLE XIV

GOVERNING BOARD

The governing board of the Corporation shall be known as the "board of directors."  The board of directors must have at least one director or as otherwise specified in its bylaws or director’s resolutions.

ARTICLE XV

POWERS OF GOVERNING BOARD

The governing board of the Corporation is specifically granted by these articles of incorporation all powers permitted to be vested in the governing board of a corporation by the applicable provisions of the laws of the state of Nevada now or hereafter existing.

SECOND:

On the effective date of this Amendment, the Corporation shall effect a reverse split in its issued and outstanding shares of Common Stock so that the shares currently issued and outstanding shall be reverse split, or consolidated, on a 1-for-10 basis, and stockholders shall receive one share of the Corporation's post-split Common Stock, $0.001 par value, for each 10 shares of Common Stock, $0.001 par value, held by them prior to the reverse split. No scrip or fractional shares will be issued in connection with the reverse split and any fractional interest will be rounded up to the nearest whole share.  The reverse split will not result in any modification of the rights of stockholders, and will have no effect on the stockholders' equity in the Corporation except for a transfer from stated capital to additional paid-in capital.  All shares returned to the Corporation as a result of the reverse split will be canceled and returned to the status of authorized and unissued shares.

THIRD:

By executing these Amended and Restated Articles of Incorporation, the president of the Corporation do hereby certify that on May ___, 2015, the foregoing amendment to the Articles of Incorporation of Merilus, Inc., Inc., was authorized and approved pursuant to Section 78.390 of the Nevada Revised Statutes by the consent of the majority of the Corporation’s shareholders.  The number of issued and outstanding shares entitled to vote on the foregoing amendment to the Articles of Incorporation was 18,686,692 of which 15,213,000 shares voted for, and no shares voted against and no shares abstained from the foregoing amendment to the Articles of Incorporation.

                                                                                                     The undersigned, being a duly authorized officer of the Corporation herein before named, hereby makes and files these restated and amended articles of incorporation, declaring and certifying that the facts contained herein are true.

DATED this ____ day of May 2015.

Zendex Holdings, Inc.

By: ____________________________________